                      CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in this Current Report on Form 8-K/A of Cintas Corporation of our report dated April 30, 1999.

We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Cintas Corporation of our report dated April 30, 1999, with respect to the supplemental consolidated financial statements included in the Current Report on Form 8-K/A.

                                                    Registration
               Form                                    Number
               ----                                 ------------
                S-8                                  333-75015
                                                      33-56623
                                                      33-23228
                                                      33-71124

                S-4                                  333-72457

                S-3                                  333-72561
                S-3                                  333-72555
                S-3                                  333-72553
                S-3                                  333-72559
                S-3                                  333-68925
                S-3                                  333-68151



/s/ Ernst & Young LLP



Cincinnati, Ohio
April 30, 1999